CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors
   Amazon Biotech, Inc.


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 13, 2006 included in the Annual Report on Form 10-KSB of Amazon Biotech, Inc. for the year ended July 31, 2006 and to all references to our Firm included in this Registration Statement.




Meyler & Company, LLC
Middletown, New Jersey
November 22, 2006